Exhibit 99.1

Roman DBDR Acquisition Corp. II Announces Receipt of Nasdaq Deficiency Letter

New York, New York, September 18, 2025 – Roman DBDR Acquisition Corp. II (the “Company”) announced today that the Company received a deficiency letter (the “Deficiency Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that it was not in compliance with the requirements of Nasdaq Listing Rule 5250(c)(1) (the “Rule”) as a result of not having filed with the U.S. Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 (the “Quarterly Report”). The Deficiency Notice has no immediate effect on the listing of the Company’s securities on The Nasdaq Global Market.

According to the Deficiency Notice, the Company has a period of 60 calendar days, or until October 27, 2025, to submit a plan to Nasdaq to regain compliance. If the Company submits a plan and Nasdaq accepts the plan, Nasdaq can grant an exception of up to 180 calendar days from the Quarterly Report’s due date, or until February 16, 2026, to regain compliance with the Rule.  If Nasdaq does not accept the Company’s plan, the Company would have the opportunity to appeal that decision to a Nasdaq Hearings Panel. The Company intends to file the Quarterly Report as soon as practicable and, if necessary, to submit a plan with Nasdaq to regain compliance.

About Roman DBDR Acquisition Corp. II

The Company is a blank check company formed for the purpose of effecting a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any stage of its corporate evolution or in any industry or sector, the Company intends to focus its initial search on companies in the cybersecurity, artificial intelligence or financial technology industries.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (“Exchange Act”), including statements regarding the Company’s management team’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future, including Nasdaq compliance or noncompliance. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. The forward-looking statements contained in this press release are based on the current expectations and beliefs made by the management of the Company, in light of their respective experience and their perception of historical trends, current conditions and expected future developments and their potential effect on the Company, as well as other factors they believe are appropriate under the circumstances. There can be no assurance that future developments affecting the Company will be those that it has anticipated. These forward-looking statements involve a number of risks, or uncertainties. Should one or more of these risks or uncertainties materialize, actual results may vary in material respects from those projected in these forward-looking statements. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the filings of the Company with the U.S. Securities and Exchange Commission (the “SEC”), and in the current and periodic reports filed or furnished by the Company from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on the information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may otherwise be required under applicable securities laws.

Contact

Roman DBDR Acquisition Corp. II
John Small
jcsmall@romandbdr.com
(917) 273-8429